HARDING, LOEVNER FUNDS, INC.

POWER OF ATTORNEY

Each of the undersigned directors of Harding, Loevner Funds, Inc. (the “Fund”) hereby constitutes and appoints each of Ryan Bowles, Lisa R. Price, Tracy L. Dotolo, Evan Busteed, and Andrew E. Oliva as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, and with full power to sign for him or her, in his or her name and in any and all capacities, any amendments to the Fund’s registration statement on Form N-1A, and all instruments or documents necessary or desirable in connection therewith, and to file the same with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

This Power of Attorney may be signed in one or more counterparts, each of which individually shall be deemed to be an original and all of which taken together shall constitute one and the same power of attorney.

IN WITNESS WHEREOF, the undersigned has subscribed his or her name on this 12th day of December 2025.

Signature	Title	Signature	Title

/s/ Aaron J. Bellish		/s/ Charles W. Freeman III
Aaron J. Bellish	Director	Charles W. Freeman III	Director

/s/ Alexandra K. Lynn		/s/ Carolyn N. Ainslie
Alexandra K. Lynn	Director	Carolyn N. Ainslie	Director

/s/ Jill R. Cuniff		/s/ Jason Lamin
Jill R. Cuniff	Director	Jason Lamin	Director

/s/ R. Kelly Doherty		/s/ Eric Rakowski
R. Kelly Doherty	Director	Eric Rakowski	Director